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                                                                     EXHIBIT 3.2
                                     BY-LAWS
                                       OF

                               ARAMARK CORPORATION

                                    ARTICLE I
                                     OFFICES

         ss.1. REGISTERED OFFICE -- The registered office of the corporation shall be established and maintained at the office of The Corporation Trust Company at 1209 Orange Street in the City of Wilmington, in the County of New Castle, in the State of Delaware, and said corporation shall be the registered agent of this corporation, unless otherwise established by the Board of Directors and a certificate certifying the change is filed in the manner provided by statute.

         ss.2. OTHER OFFICES -- The corporation may also have offices in the City of Philadelphia, Commonwealth of Pennsylvania, and also offices at such other place or places as the Board of Directors may from time to time appoint or as the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         ss.1. PLACE OF MEETINGS -- All meetings of the stockholders shall be held in the offices of the corporation in Philadelphia, Pennsylvania, or at such other place as shall be determined by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         ss.2. ANNUAL MEETING -- An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix. A meeting shall be held within thirteen months subsequent to the date of the last annual meeting of stockholders.

         Nominations of persons for election to the Board and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice with respect to such meeting, (b) by or at the direction of the Board or (c) by any stockholder of record of the Corporation who was a stockholder of record at the time of the giving of the notice provided for in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section.

         For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, (3) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Corporation with a Solicitation Notice, as that term is defined in subclause (c)(iii) of this paragraph, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation's voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation's voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice and (4) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this section. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 45 days prior to the first anniversary (the "Anniversary")




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of the date on which the Corporation first mailed its proxy materials for the preceding year's annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding years annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, (ii) the class and number of shares of the record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a Corporation that are owned beneficially and of proposal, at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation's voting shares to elect such nominee or nominees (an affirmative statement of such intent, a "Solicitation Notice").

         Only persons nominated in accordance with the procedures set forth in this Section 2 shall be eligible to serve as directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

         Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2. Nothing in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         ss.3. SPECIAL MEETINGS -- Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors or the Chief Executive Officer. Such meetings shall be held at the place, on the date and at the time as they or he shall fix. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the notice.

         ss.4. NOTICE OF MEETINGS -- Written notice of the place, date, and time of the meeting, and the general nature of business to be considered, shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote there at, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the corporation).

         When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting; but only those stockholders entitled to vote at the





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meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless the Board of Directors shall fix a new record date for the adjourned meeting pursuant to these By-laws.

         ss.5. QUORUM -- At any meeting of the stockholders, the holders of a majority of the voting rights of all of the shares of capital stock issued and outstanding and entitled to vote thereat, represented in person by proxy, shall constitute a quorum for all purposes, unless or except, and to the extent that, the presence of a larger number may be required by law or these By-laws. Shares of stock represented by a limited proxy (i.e., a proxy that by its terms, withholds authority or does not empower its holder to vote on any or all of the proposals to be considered at a meeting) contribute to the establishment of a quorum at that meeting for all purposes.

         If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the voting rights of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

         If a notice of any adjourned meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting, provided that they represent at least one third of the voting rights of the shares entitled to vote at such meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting (unless a larger majority is required by the Certificate of Incorporation).

         ss.6. ORGANIZATION -- Such person as the Board of Directors may have designated or, in the absence of, or upon the failure so to delegate, such a person, the Chief Executive Officer of the corporation or, in his absence, such person as maybe chosen by the holders of a majority of the voting rights of the shares entitled to vote who are present, in person or by proxy, at any meeting, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the corporation, the secretary of the meeting shall be such person as the chairman appoints.

         ss.7. CONDUCT OF BUSINESS -- The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

         ss.8. PROXIES AND VOTING -- At any meeting of the stockholders every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period.

         Each stockholder shall be entitled to vote, in accordance with the provisions of the Certificate of Incorporation relating to shares of stock, the shares of stock registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

         All voting, including on the election of directors but excepting where otherwise required herein or by law, may be by a stock vote. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the Board of Directors in advance of the meeting or in the absence of, or upon the failure so to appoint such person or persons, then by an inspector or inspectors appointed by the chairman of the meeting.

         When a quorum is present at any meeting, the vote of the holders of a majority of the votes of the shares having voting power represented in person or by proxy at the meeting and entitled to vote on any question brought before such meeting shall decide such question, unless the question is one upon which, by express provision of law, or these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Shares represented by a limited proxy (i.e., a proxy that by its terms, withholds authority or does not empower the holder to vote on a particular proposal) will not be considered as part of the voting power present and entitled to vote with respect to that proposal for determining whether the proposal has a majority (or other required percentage) approval of the voting power present and entitled to vote. Abstentions (whether in person or by proxy) are counted as voting power present and entitled to vote on any proposal to which they relate.

         ss.9. STOCK LIST -- A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

         The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

         ss.10. CONSENT OF STOCKHOLDERS IN LIEU OF MEETING -- Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         ss.1. NUMBER -- Except as otherwise provided in the Certificate of Incorporation, the number of directors who shall constitute the whole board shall be not less than nine or more than nineteen.

         ss.2. ELECTION AND TERM -- Except as provided in Section 3 of this
Article III or as otherwise provided in the Certificate of Incorporation, directors shall be elected at the annual meeting of the stockholders, and each director shall be elected to serve until the next annual meeting and until his successor shall be elected and shall qualify.

         ss.3. RESIGNATION AND VACANCIES -- Any director or member of a committee may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein and if no time is specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective. Except as otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by vote of the directors then in office though less than a quorum.

         ss.4. INCREASE OF NUMBER -- The number of directors may be fixed or increased by resolution of the Board of Directors, subject to the provisions of the Certificate of Incorporation.

         ss.5. COMMITTEES -- The Board of Directors may designate one or more committees, each committee to consist of one or more directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         ss.6. MEETINGS -- The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, immediately after the annual meeting of the stockholders; or the time and place of such meeting may be fixed by consent of all the directors.






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         Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the Chief Executive Officer or by the Secretary and shall be called by them on the written request of any two directors. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing notice not less than five days before the meeting or by sending notice by guaranteed overnight carrier not less than forty-eight hours before the meeting or by telephoning, hand delivering, telegraphing, faxing or sending by similar form of telecommunication notice not less than twenty-four hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

         Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors (whether regular or special), or any committee, by means of conference telephone calls or by means of similar communications equipment by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         ss.7. QUORUM -- A majority of the directors in office shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the Certificate of Incorporation or these by-laws shall require the vote of a greater number.

         ss.8. COMPENSATION -- Directors shall be entitled to such compensation and fees (including reimbursement of reasonable expenses) for their services as directors or as members of committees as shall be authorized by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

         ss.9. ACTION WITHOUT MEETING -- Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee designated by the Board of Directors, may be taken without a meeting, if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

         ss.10. POWERS -- The Board of Directors shall have full power to manage the business and affairs of the Corporation; and all powers of the corporation, except those specifically reserved or granted to the stockholders by statute, the Certificate of Incorporation or these by-laws, are hereby granted to and vested in the Board of Directors.

                                   ARTICLE IV
                                    OFFICERS

         ss.1. OFFICERS -- The officers of the corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect a Chairman and a Vice-Chairman of the Board of Directors and such Assistant Secretaries and Assistant Treasurers, as it may deem proper. Except for the Chief Executive Officer, none of the officers of the corporation need be directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. Two or more offices may be held by the same person.

         ss.2. OTHER OFFICERS AND AGENTS -- The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         ss.3. CHAIRMAN -- The Chairman of the Board of Directors, if one is elected, shall preside at all meetings of the Board of Directors, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.


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         ss.4. CHIEF EXECUTIVE OFFICER -- The Chief Executive Officer must at all times be a stockholder of the corporation and a member of the Board of Directors. He shall be, as Chief Executive Officer of the corporation, responsible for the general supervision of the business and affairs of the corporation and, except as set forth in these by-laws or a resolution of the Board of Directors, of the corporation's other officers, and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors. He may sign, execute and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly and exclusively delegated by the Board of Directors, or by these by-laws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of Chief Executive Officer, and such other duties as from time to time may be assigned to him by the Board of Directors.

         ss.5. PRESIDENT -- The President shall have such powers and shall perform such duties as from time to time shall be assigned to him by the Chief Executive Officer or the Board of Directors.

         ss.6. VICE-PRESIDENTS -- Each Vice-President shall have such powers and shall perform such duties as from time to time shall be assigned to him by the Chief Executive Officer or the Board of Directors.

         ss.7. TREASURER -- The Treasurer shall provide for the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall collect and deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

         The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the Chief Executive Officer, taking proper vouchers for such disbursements. He shall render to the Chief Executive Officer, and the Board of Directors at meetings of the Board of Directors, or whenever the directors may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

         ss.8. SECRETARY -- The Secretary shall be present at and give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these by-laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any Assistant Secretary or by any person thereunto directed by the Chief Executive Officer, or by the Board of Directors. He shall record all the proceedings of the meetings of the corporation and of the Board of Directors in books to be kept for such purpose, and shall perform such other duties as may be assigned to him by the Chief Executive Officer or the Board of Directors. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the Chief Executive Officer, and attest the same.

         ss.9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES -- Assistant Treasurers and Assistant Secretaries, if any, shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Chief Executive Officer or by the Board of Directors.

                                    ARTICLE V
                               GENERAL PROVISIONS

         ss.1. CERTIFICATES OF STOCK -- The stock of the corporation shall be represented by certificates unless the Board of Directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares.

         ss.2. LOST CERTIFICATES -- Unless otherwise provided by the Certificate of Incorporation, a new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation alleged to have been lost, stolen, destroyed or mutilated, and (in the case of any certificate alleged to be lost, stolen or destroyed) the Board of Directors may, in its discretion, require the owner thereof or his legal representatives, to give the corporation a bond, in such sum as the Board of Directors may direct, not



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exceeding double the value of the stock, or to indemnify the corporation against any claim that may be made against it with respect to any such certificate, prior to the issuance of any new certificate.

         ss.3. TRANSFER OF SHARES -- Transfers of stock shall be upon the stock transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the corporation.

         ss.4. STOCKHOLDER RECORD DATE -- In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any such other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to an adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         ss.5. DIVIDENDS -- Subject to the provisions of law and the provisions of the Certificate of Incorporation or any resolution or resolutions adopted by the Board of Directors pursuant to authority expressly vested in it by the Certificate of Incorporation and Section 151 of the Delaware General Corporation Law, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when it deems expedient. Before declaring any dividend there may be set apart out of any funds of the corporation legally available for dividends, such sum or sums as the Board of Directors from time to time in its discretion deem proper for working capital, future capital needs or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem appropriate or in the interests of the corporation.

         ss.6. SEAL -- The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE". Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         ss.7. FACSIMILE SIGNATURES -- In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these by-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

         ss.8. RELIANCE UPON BOOKS, REPORTS AND RECORDS -- Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

         ss.9. FISCAL YEAR -- The fiscal year of the corporation shall end on the Friday nearest September 30 in each year, and shall be subject to change, by resolution of the Board of Directors.

         ss.10. CHECKS -- All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined from time to time by resolution of the Board of Directors.

         ss.11. NOTICE AND WAIVER OF NOTICE -- Except as otherwise provided in this Section 11, whenever any notice is required by these by-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if deposited in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law. Whenever any notice is required with respect to a special meeting of the Board of Directors, such notice to a director shall be deemed given when sent, if sent by guaranteed overnight carrier or by hand delivery, telegram, fax or similar form of telecommunication, to the last known address (business or residence) of such director.

         Whenever any notice is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these by-laws, a waiver thereof in writing, or by telegraph, fax or similar form of telecommunication, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                   ARTICLE VI
                                   AMENDMENTS

         These by-laws may be made, altered, amended, changed, added to or repealed by the Board of Directors to the extent provided in the Certificate of Incorporation.

                                   ARTICLE VII
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Each person who was or is made a party or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or representative or in any other capacity while serving as a director, officer or representative, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

         If a claim under this section is not paid in full by the corporation within ninety days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

         The rights conferred by this section shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

         The corporation may maintain insurance, at its expense, to protect itself and any director, officer or representative against any such expense, liability or loss, whether or not the corporation would have the power to indemnify him against such expense, liability or loss under the Delaware General Corporation Law.



Amended February 9, 1999.